As filed with the Securities and Exchange Commission on November 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROADZEN INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	98-1600102
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

111 Anza Boulevard, Suite 109
Burlingame, California 94010
(650)414-3530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rohan Malhotra
CEO and Director
111 Anza Boulevard, Suite 109
Burlingame, California 94010
(650)414-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason T. Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
(703) 749-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholder may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2024

Prospectus

Roadzen Inc.

$100,000,000

ORDINARY SHARES

PREFERENCE SHARES

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $100,000,000:

●	ordinary shares;

●	preference shares;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our ordinary shares are listed on The Nasdaq Stock Market under the symbol “RDZN.” If we decide to seek a listing of any preference shares, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-2 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is [●], 2024.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Roadzen Inc. and its subsidiaries. Unless the context otherwise requires, the terms “Roadzen,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to Roadzen Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended March 31, 2024 and 2023 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

S-iii

THE COMPANY

Overview

Roadzen Inc. is a leading Insurtech company on a mission to transform global auto insurance powered by advanced artificial intelligence (“AI”). At the heart of our mission is our commitment to create transparency, efficiency, and a seamless experience for the millions of end customers who use our products through our insurer, OEM, and fleet (such as trucking, delivery, and commercial fleets) partners. We seek to accomplish this by combining computer vision, telematics and AI with continually updated data sources to provide a more efficient, effective and informed way of building auto insurance products, assessing damages, processing claims and improving driver safety. Insurers and other partners of Roadzen across the world use Roadzen’s technology to launch new auto insurance products, manage risk better and resolve claims faster. These products are built with dynamic underwriting capabilities, Application Programming Interface, or API-led distribution and real-time claims processing.

Roadzen has built a pioneering technology platform that uses telematics, computer vision and data science to spearhead innovation across the insurance value chain, namely underwriting, distribution, claims and road safety. We call it the Roadzen “Insurance as a Service” (“IaaS”) platform. Our business generates commission-based revenue as an insurance broker focused on embedded and B2B2C (Business-to-Business-to-Customer) insurance distribution, and fee-based revenue as a provider of innovative cloud, mobile, and AI-based telematics applications for the auto insurance economy.

Roadzen has four major client types:

●	Insurance — including insurance companies, reinsurers, agents, brokers;

●	Automotive — including carmakers, dealerships, online-to-offline car sales platforms;

●	Fleets — including small and medium fleets, taxi fleets, ridesharing platforms, commercial and corporate fleets; and

●	Other distribution channels such as financial services companies providing auto loans, and telematics companies.

Our operations are global, and our partners consist of market-leading insurance companies, fleets, automotive original equipment manufacturers (“OEMs”) and carmakers, including AXA, SCOR, Arch, Société Générale, Jaguar Land Rover, Audi, Mercedes, Volvo and several others. In June of 2023, we made two acquisitions as part of our market entry strategy into the important U.S. and U.K. markets. Our subsidiary in the U.K., Global Insurance Management Ltd. (“GIM”), is a leading specialist Managing General Agent (“MGA”) providing auto insurance, extended warranties, and claims management to insurers, car dealers, car companies, and fleets. GIM delivers services globally, leveraging its MGA license in the U.K. market and using third-party licenses elsewhere. GIM provides brokerage services to insurance companies, where it acts as a delegated authority of the insurance company to sell the insurer’s policies using its brokerage platform, as well as to adjudicate and pay claims. GIM collects a commission and an administrative fee as a percentage of the Gross Written Premium (“GWP”) for each policy sold from the insurer/re-insurer during this process. GIM’s specialty insurance contracts typically have an average term of five years. GIM is headquartered in Coventry, England. Roadzen’s subsidiary in the U.S., National Automobile Club (“NAC”), is a licensed auto club in California and a provider of claims management and 24/7 commercial roadside assistance (“RSA”) in the U.S. NAC focuses on the commercial automotive industry and its network comprises over 75,000 professional service providers, offering tow, transport, and first notice of loss (“FNOL”) services. NAC’s customers include government fleets, enterprises, commercial fleets, car companies and insurers across the U.S. NAC is headquartered in Burlingame, California.

Our mission is to build the leading company at the intersection of artificial intelligence (“AI”), insurance and mobility. To further our mission, we have built a pioneering lab focused on fundamental and applied AI research. We work on core research areas in computer vision, generative AI, and traditional machine learning to develop product experiences that improve the safety, convenience, and protection of millions of drivers across the world. Roadzen is a founding member of the AI Alliance fostering safe, responsible, and open source development alongside industry leaders such as Meta, IBM, Hugging Face, Stability AI, AMD, Service Now, and others. Our approach to build precision AI models in insurance and mobility has won several industry accolades. In October 2021, Forbes Magazine ranked Roadzen among the Top 10 AI companies. In 2022, Financial Express named Roadzen AI Startup of the Year. Additionally, the Company won two awards at the prestigious Global Artificial Intelligence Summit & Awards: “Best Use of AI in Mobility” and “Best Use of AI in Insurance,” both presented by the All India Council for Robotics & Automation (AICRA).

Other Information

We were incorporated in the British Virgin Islands on April 22, 2021. Roadzen, Inc. was incorporated in the State of Delaware on May 7, 2015. Our principal executive offices are located at 111 Anza Blvd., Suite 109 Burlingame, CA 94010. We also maintain a website at www.roadzen.ai. The information contained in, or that can be accessed through, our website is not part of this prospectus.

S-1

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

S-2

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our technologies, and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

S-3

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

S-4

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

S-5

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our ordinary shares, which are quoted on the Nasdaq Stock Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preference shares, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preference shares, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Stock Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Stock Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

S-6

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our shares. The following description is not complete and may not contain all the information you should consider before investing in our shares. For a more detailed description of these securities, you should read the applicable provisions of British Virgin Islands law and our memorandum and articles of association, as amended, referred to herein as our Memorandum and Articles of Association. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Roadzen is a BVI business company limited by shares and its affairs is governed by its Memorandum and Articles of Association and the BVI Companies Act (each as amended or modified from time to time). As provided in the Memorandum and Articles of Association, subject to the BVI Companies Act, Roadzen has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. The registered office of Roadzen is c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

The outstanding equity securities of Roadzen consist of 68,440,829 ordinary shares and 19,157,081 warrants of Roadzen.

Authorized shares

The authorized shares of Roadzen consists of 220,000,000 ordinary shares, par value $0.0001 per share (the “Roadzen Ordinary Shares”), and 60,000,000 preference shares, par value $0.0001 per share (the “Roadzen Preference Shares”).

Ordinary Shares

Approximately 68,440,829 Roadzen ordinary shares are issued and outstanding.

Preference shares

Roadzen does not have any Roadzen Preference Shares outstanding. The issuance of Roadzen Preference Shares in the future could have the effect of decreasing the trading price of Roadzen Ordinary Shares, restricting dividends on Roadzen’s issued shares, diluting the voting power of Roadzen Ordinary Shares, impairing the liquidation rights of Roadzen’s shares, or delaying or preventing a change in control of Roadzen.

Rights attached to Roadzen shares

Rights attached to Roadzen Ordinary Shares

Each Roadzen Ordinary Share confers upon the shareholder:

a. the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders;

b. subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in any distribution paid by Roadzen in accordance with the BVI Companies Act; and

c. subject to any rights that may be granted to holders of Roadzen Preference Shares in the future, the right to an equal share in the distribution of the surplus assets of Roadzen on its liquidation in accordance with the BVI Companies Act.

S-7

Roadzen Ordinary Shares have the same rights and privileges and rank equally, share ratably and be identical in all respect to all matters.

Rights attached to Roadzen Preference Shares

Each series of Roadzen Preference Shares shall have such designations, powers, preferences, rights, qualifications, limitations and restrictions as specified by the Roadzen board pursuant to resolutions approving the issuance of such series of preference shares and related amendments to the Memorandum and Articles of Association; provided, however, that prior to such issuance, the Roadzen board shall determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series of preference shares, including, if applicable: (a) the designation and number of shares and the subscription price thereof; (b) the voting rights; (c) the dividends rights; (d) whether such shares will be subject to redemption by Roadzen and the conditions of such redemption; (e) the rights to receive distribution upon liquidation and the terms thereof; (f) the rights to convert or exchange such series; (g) any limitations and restrictions upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by Roadzen of, such shares; and (h) any conditions or restrictions upon the creation of indebtedness of Roadzen or upon the issue of any additional shares.

The Roadzen board shall not be required to obtain any approval of the shareholders in respect of the issuance of Roadzen preference shares and the related amendments to the Memorandum and Articles of Association and, accordingly, will be able to issue preference shares with voting and other rights that could adversely affect the voting power and other rights of holders of the Roadzen Ordinary Shares and could have anti-takeover effects. The ability of the Roadzen board of directors to issue Roadzen Preference Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of Roadzen or the removal of existing management. Roadzen has no preference shares issued and outstanding at the date hereof. Although Roadzen does not currently intend to issue any Roadzen Preference Shares, we cannot assure you that we will not do so in the future.

Election of the Roadzen Board of Directors

Under the Memorandum and Articles of Association, there shall be a board of directors consisting of not less than one person, provided, however, that Roadzen may by resolution of directors increase or reduce the limits on the number of directors. Pursuant to the Memorandum and Articles of Association, the directors of the Roadzen board will be appointed by Roadzen shareholders by resolution of members in writing or at Roadzen’s annual meeting of shareholders (except for situations in which the Roadzen board fills a vacancy, as discussed below). There is no prohibition under the Memorandum and Articles of Association which requires the positions of chairman of the Roadzen board and chief executive officer to be held by different persons.

In addition, the Memorandum and Articles of Association allows the Roadzen board to appoint by resolution of the Roadzen board any person to be a director either to fill (i) a vacancy resulting from death, resignation, disqualification, removal or other causes or (ii) any newly created directorship resulting from any increase in the number of directors. Where the Roadzen board appoints a person as a director to fill such vacancy or newly created directorship, the term will not exceed the term that remained when the director whose departure from the Roadzen board created such vacancy ceased to hold office or, in the case of newly created directorship, until the next annual general meeting.

Distribution and Liquidation Rights

The Roadzen board may authorize a dividend to be paid to the holders of Roadzen Ordinary Shares, as well as to the holders of Roadzen Preference Shares, as may be issued, with distribution and liquidation rights, in proportion to their respective shareholdings and subject to any preferential rights held by holders of Roadzen Preference Shares. Dividends may be paid in money, shares or other property. Notice of any dividend that may have been declared will be given to each Roadzen shareholder, and all dividends unclaimed for six (6) years after having been declared may be forfeited for the benefit of Roadzen. No dividend will bear interest as against Roadzen and no dividend will be paid on the treasury shares of Roadzen.

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The Roadzen board may authorize a distribution by adopting a resolution in favor of the distribution if the Roadzen board is satisfied that Roadzen satisfies a solvency test, meaning that, on reasonable grounds, immediately after such distribution, the value of Roadzen’s assets will exceed its liabilities and Roadzen will be able to pay its debts as they fall due. In order that Roadzen may determine the Roadzen shareholders entitled to receive payment of any distribution, the Roadzen board may fix a record date. If no record date is fixed, the record date for determining shareholders for any such purpose will be at the close of the calendar day on which the Roadzen board adopts the resolution relating to the distribution.

In the event of Roadzen’s liquidation, its surplus assets will be distributed to the holders of Roadzen shares in the order of liquidation preference attached to each series of Roadzen Preference Shares or Roadzen Ordinary Shares, as applicable, and in proportion to their respective shareholdings.

The distribution and liquidation rights of Roadzen Preference Shares shall be determined for each series of Roadzen Preference Shares prior to authorizing the issuance of such series of Roadzen Preference Shares. Therefore, Roadzen ordinary shareholders’ liquidation right, as well as the right to receive dividends, may be affected by the grant of preferential dividend, distribution or liquidation preference rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Redemption Rights

The BVI Companies Act and the Memorandum and Articles of Association permit Roadzen to purchase its own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by its board of directors and by a resolution of directors and in accordance with the BVI Companies Act.

Variation of Rights of Shares

Other than with respect to the issuance of the Roadzen Preference Shares in accordance with the Memorandum and Articles of Association, all or any of the rights attached to any class of shares may, subject to the provisions of the BVI Companies Act, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Shareholder Meetings

Under the Memorandum and Articles of Association, Roadzen may, but is not obligated to, hold an annual general meeting each year. The Roadzen board or the chair, if in office, may call an annual general meeting or an extraordinary general meeting upon not less than ten (10) clear days’ notice unless such notice is waived in accordance with the Memorandum and Articles of Association. A meeting notice must specify the place, day and hour of the meeting and the general nature of the business to be conducted at such meeting. At any general meeting of Roadzen shareholders, the holders of at least fifty percent (50%) of the votes of the shares entitled to vote at such meeting shall constitute a quorum. Subject to the requirements of the BVI Companies Act, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Members’ Requisition (as defined below)) properly requested in connection with a Members’ Requisition may be considered or acted upon at a meeting of Roadzen shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the Memorandum and Articles of Association, shareholders have the right to call extraordinary general meetings of shareholders (a “Members’ Requisition”). To properly call an extraordinary general meeting pursuant to a Members Requisition, (a) the request of shareholders representing not less than 30% in par value or otherwise by number of issued shares which as at the date carry a right to vote in respect of the matter for which such meeting is requested must be deposited at the registered office of Roadzen and (b) the requisitioning shareholders must comply with certain information requirements specified in the Memorandum and Articles of Association.

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Voting Rights

Each Roadzen Ordinary Share confers upon the shareholder the right to one vote at a meeting of the Roadzen shareholders or on any resolution of the Roadzen shareholders. The voting rights of Roadzen Preference Shares shall be determined for each series of Roadzen Preference Shares prior to authorizing the issuance of such series of Roadzen Preference Shares. Therefore, Roadzen ordinary shareholders’ voting rights may be affected by the grant of preferential voting rights to shareholders of a new class of shares which may be authorized in the future.

Transfer of shares

All Roadzen Ordinary Shares have been issued in registered form and may be freely transferred under the Memorandum and Articles of Association, unless any such transfer is restricted or prohibited by another instrument, Nasdaq rules or applicable securities laws.

Under the BVI Companies Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Memorandum and Articles of Association.

Issue of Additional Shares

The Memorandum and Articles of Association authorizes the Roadzen board of directors to issue additional ordinary shares from time to time as the Roadzen board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under The Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Roadzen.

Quorum

A meeting of Roadzen shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy at least fifty percent (50%) of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting. A quorum may comprise a single shareholder or proxy, and such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument will constitute a valid resolution of the Roadzen shareholders.

Vote Requirements

Except as provided below, the Memorandum and Articles of Association provides that all shareholder resolutions require the affirmative vote of a simple majority of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present. Further, the Memorandum and Articles of Association provides that action by written consent may be approved by the written consent of holders of an absolute majority of the Roadzen ordinary shares entitled to vote.

Roadzen may amend the Memorandum and Articles of Association by the affirmative vote of a simple majority of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present or by the written consent of holders of an absolute majority of the Roadzen ordinary shares entitled to vote by way of written consent or by resolution of directors.

The Memorandum and Articles of Association provides that the removal of any director from office requires the affirmative vote of at least two-thirds (2/3) of the votes cast by holders of Roadzen ordinary shares, voting together as a single class at a meeting at which a quorum is present or the written consent of holders of at least two-thirds (2/3) of the Roadzen ordinary shares entitled to vote by way of written consent.

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Access to Corporate Records

Under the BVI Companies Act, each Roadzen shareholder is entitled, on giving written notice to Roadzen, to inspect (a) the memorandum and articles of association of Roadzen; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Memorandum and Articles of Association, the directors may, if they are satisfied that it would be contrary to Roadzen’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten (10) years.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for Roadzen Ordinary Shares is Continental Stock Transfer & Trust Company, located at One State Street Plaza, 30th Floor, New York, New York 10004.

Takeover Provisions

The BVI Companies Act does not currently provide anti-takeover measures, similar to some jurisdictions in the U.S.

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize the Roadzen board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our members;

●	limit the ability of shareholders to requisition and convene general meetings of shareholders;

●	require advance notice procedures with which shareholders must comply to nominate candidates to the Roadzen board of directors or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings and delay changes in the Roadzen board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of Roadzen;

●	provide that directors may be removed only for cause and only upon the unanimous approval of all other directors then in office or shareholders representing at least two-thirds (2/3) of the shares entitled to vote at a meeting for the election of directors; and

●	permit the Roadzen board of directors to fill vacancies created by the expansion of the Roadzen board of directors or the resignation, death or removal of a director.

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However, under BVI law, Roadzen’s directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Roadzen.

Register of Members

Under the BVI Companies Act, Roadzen Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of Roadzen, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI Court for an order that the register be rectified, and the Court may either refuse the application or order the rectification of the register, and may direct Roadzen to pay all costs of the application and any damages the applicant may have sustained.

Listing and Purpose

Roadzen Ordinary Shares are listed and traded on Nasdaq under the trading symbol “RDZN.” Roadzen’s purpose under the Memorandum and Articles of Association includes every lawful purpose or activity.

Mergers and Similar Arrangements

Under the BVI Companies Act, two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Companies Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding thirty (30) days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a) the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

b) the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;

c) assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and

f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger; but

a. the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof, as the case may be; or

b. the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

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The BVI Companies Act provides that any member of Roadzen is entitled to payment of the fair value of his shares upon dissenting from a merger, unless Roadzen is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position with respect to dissenters’ rights in the event of a merger under the BVI Companies Act.

A dissenter is, in most circumstances, required to give to Roadzen written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his/her shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom Roadzen did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within twenty (20) days immediately following the written consent, or the meeting at which the merger was approved, Roadzen shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom Roadzen was required to give notice who elects to dissent shall, within twenty (20) days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to Roadzen a written notice of his decision to elect to dissent, stating:

a) his name and address;

b) the number and classes of shares in respect of which he dissents (which must be all shares that he holds in Roadzen); and

c) a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

Roadzen shall make a written offer to each dissenter to purchase his shares at a specified price that Roadzen determines to be their fair value. Such offer must be given within seven (7) days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within seven (7) days immediately following the date on which the merger is put into effect, whichever is later.

If Roadzen and the dissenter fail, within thirty (30) days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within twenty (20) days:

a) Roadzen and the dissenter shall each designate an appraiser;

b) the two designated appraisers together shall designate an appraiser;

c) the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on Roadzen and the dissenter for all purposes; and

d) Roadzen shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits

Under the provisions of the BVI Companies Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.

If the majority shareholders have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

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The BVI Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Companies Act conducts some activity which breaches the BVI Companies Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Companies Act. Pursuant to Section 184B of the BVI Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Companies Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Companies Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Squeeze-out Provisions

Members of a company holding 90% of the votes of the outstanding shares entitled to vote and members of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Enforcement of Civil Liabilities

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against Roadzen, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against Roadzen, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

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Conflicts of Interest

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our post-offering memorandum and articles of association or the BVI Companies Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

BVI law does not regulate transactions between a company and its significant members, however it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority members. Roadzen has adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of Roadzen.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

Accordingly, as a result of multiple business affiliations, the directors of Roadzen may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when the board of Roadzen evaluates a particular business opportunity with respect to the above-listed criteria. Roadzen cannot assure you that any of the above-mentioned conflicts will be resolved in their favor. Furthermore, each of the directors of Roadzen may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Anti-Money Laundering

In order comply with legislation or regulations aimed at the prevention of money laundering, BVI companies are required to adopt and maintain anti-money laundering procedures and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, BVI companies may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the BVI, pursuant to the Proceeds of Criminal Conduct Act (As Revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Directors’ Fiduciary Duties

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Companies Act.

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Indemnification of Officers and Directors

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he/she believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Memorandum and Articles of Association permits indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, Roadzen may enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Memorandum and Articles of Association.

Dissolution; Winding up

Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or a insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act, it will be dissolved with effect from the date of strike-off.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the amended and restated memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Rights of Non-resident or Foreign Members

There are no limitations imposed by the Memorandum and Articles of Association on the rights of non-resident or foreign members to hold or exercise voting rights on our shares. In addition, there are no provisions in the Memorandum and Articles of Association governing the ownership threshold above which member ownership must be disclosed.

Amendment of Memorandum and Articles of Association.

As permitted by British Virgin Islands law, the Memorandum and Articles of Association may be amended with a resolution of our members or, with certain exception by resolutions of directors.

Roadzen Warrants

There are currently 9,152,087 private warrants of Roadzen (“Roadzen Private Warrants”) and 10,004,994 public warrants of Roadzen (“Roadzen Public Warrants,” together with Roadzen Private Warrants, “Roadzen Warrants”) outstanding.

Each Roadzen Warrant represents the right to purchase one (1) Roadzen Ordinary Share at a price of $11.50 per share in cash. The Roadzen Warrants became exercisable thirty (30) days after the date on which the merger occurs and will expire upon the earlier of (a) the date that is five (5) years after the one which the merger occurs and (b) a liquidation of Roadzen.

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Each Roadzen Warrant entitles the registered holder to purchase one (1) Roadzen Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days after the completion of the Business Combination, provided in each case that Roadzen has an effective registration statement under the Securities Act, covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their Roadzen Warrants on a cashless basis under the circumstances specified in the warrant agreement). Pursuant to the warrant agreement, a warrantholder may exercise its Roadzen Warrants only for a whole number of Roadzen Ordinary Share. This means that only a whole Roadzen Warrant may be exercised at any given time by a warrantholder. The Roadzen Warrants will expire five (5) years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to issue any Roadzen Ordinary Shares pursuant to the exercise of a Roadzen Warrant and will have no obligation to settle such Roadzen Warrant exercise unless a registration statement under the Securities Act with respect to the Roadzen Ordinary Shares underlying the Roadzen Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Roadzen Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Roadzen Warrants, unless the issuance of the shares upon such exercise is registered or qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder, or an exemption is available.

In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Roadzen Warrant, the holder of such Roadzen Warrant will not be entitled to exercise such Roadzen Warrant and such Roadzen Warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. Roadzen Private Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

We have agreed that as soon as practicable, we will use our best efforts to file a registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Private Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Roadzen Warrants in accordance with the provisions of the warrant agreement. No Roadzen Warrants will be exercisable for cash unless we have an effective and current registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants and a current prospectus relating to such Roadzen Ordinary Shares.

Notwithstanding the foregoing, if a registration statement covering the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants is not effective within a specified period following the consummation of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Roadzen Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Roadzen Warrants on a cashless basis.

Redemption of Roadzen Warrants for cash

We may call Roadzen Warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per Roadzen Warrant;

●	upon not less than thirty (30) days’ prior written notice of

●	redemption (the “30-day redemption period”) to each warrant holder; and

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●	if, and only if, the reported last sale price of the Roadzen Ordinary Shares equal or exceed $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like and for certain issuances of Roadzen Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

We will not redeem the Roadzen Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Roadzen Ordinary Shares issuable upon exercise of the Roadzen Warrants is then effective and a current prospectus relating to those Roadzen Ordinary Shares is available throughout the 30-day redemption period. If and when the Roadzen Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If and when the Roadzen Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Roadzen Ordinary Shares for sale under all applicable state securities laws. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Roadzen Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Roadzen Warrants, each warrant holder will be entitled to exercise his, her or its Roadzen Warrant prior to the scheduled redemption date. However, the price of the Roadzen Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Roadzen Ordinary Shares and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) as well as the $11.50 Roadzen Warrant exercise price after the redemption notice is issued.

Redemption procedures and cashless exercise

If we call the Roadzen Warrants for redemption, our management will have the option to require any holder that wishes to exercise his, her or its Roadzen Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Roadzen Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of ordinary shares issuable upon the exercise of our Roadzen Warrants. If our management takes advantage of this option, all holders of Roadzen Warrants would pay the exercise price by surrendering their Roadzen Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Roadzen Warrants, multiplied by the excess of the “fair market value” of our ordinary shares (defined below) over the exercise price of the Roadzen Warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the ordinary shares as reported during the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Roadzen Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the Roadzen Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Roadzen Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Roadzen Warrants after our initial business combination.

A holder of a Roadzen Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Roadzen Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the Roadzen Ordinary Shares outstanding immediately after giving effect to such exercise.

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If the number of issued and outstanding Roadzen Ordinary Shares is increased by a capitalization payable in Roadzen Ordinary Shares, or by a sub-division of Roadzen Ordinary Shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant will be increased in proportion to such increase in the issued and outstanding Roadzen Ordinary Shares. A rights offering to holders of Roadzen Ordinary Shares entitling holders to purchase Roadzen Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a capitalization of a number of Roadzen Ordinary Shares equal to the product of (i) the number of Roadzen Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Roadzen Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Roadzen Ordinary Share paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Roadzen Ordinary Shares, in determining the price payable for Roadzen Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Roadzen Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Roadzen Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Roadzen Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Roadzen Ordinary Shares on account of such Roadzen Ordinary Shares (or other ordinary shares into which the Roadzen Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Roadzen Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Roadzen Ordinary Shares in connection with a initial business combination, or (d) to satisfy the redemption rights of the holders of Roadzen Ordinary Shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association with respect to any other provision relating to the rights of holders of our Roadzen Ordinary Shares, then the Roadzen Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Roadzen Ordinary Share in respect of such event.

If the number of issued and outstanding Roadzen Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Roadzen Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Roadzen Ordinary Shares issuable on exercise of each Roadzen Warrant will be decreased in proportion to such decrease in issued and outstanding Roadzen Ordinary Shares.

Whenever the number of Roadzen Ordinary Shares purchasable upon the exercise of the Roadzen Warrants is adjusted, as described above, the Roadzen Warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Roadzen Ordinary Shares purchasable upon the exercise of the Roadzen Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Roadzen Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Roadzen Ordinary Shares (other than those described above), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Roadzen Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Roadzen Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Roadzen Warrants and in lieu of our Roadzen Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Roadzen Warrants would have received if such holder had exercised their Roadzen Warrants immediately prior to such event.

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The Roadzen Warrants are governed by a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Holders should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Roadzen Warrants. The warrant agreement provides that the terms of the Roadzen Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Roadzen Public Warrants to make any change that adversely affects the interests of the registered holders of Roadzen Public Warrants.

The Roadzen Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Roadzen Ordinary Shares and any voting rights until they exercise their warrants and receive Roadzen Ordinary Shares. After the issuance of Roadzen Ordinary Shares upon exercise of the Roadzen Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Roadzen Warrants may be exercised only for a whole number of Roadzen Ordinary Shares. No fractional shares will be issued upon exercise of the Roadzen Warrants. If, upon exercise of the Roadzen Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Roadzen Ordinary Shares to be issued to the warrant holder.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our shares a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●

the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

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●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

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●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

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Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Maples & Calder.

EXPERTS

The consolidated financial statements of Roadzen Inc. as of March 31, 2024 and 2023, and for each of the years in the two-year period ended March 31, 2024, have been incorporated by reference herein in reliance upon the report of ASA & Associates LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1. our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on July 1, 2024, as amended;

2. our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the SEC on August 13, 2024;

3. our Current Reports on Form 8-K filed with the SEC on September 27, 2024; September 9, 2024, August 13, 2024; July 31, 2024; July 23, 2024; July 18, 2024, July 1, 2024; April 26, 2024 and April 4, 2024; and

4. the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-41094) filed on November 19, 2021, and any amendments or reports filed for the purposes of updating this description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Roadzen Inc., 111 Anza Blvd, Suite 109, Burlingame, California 94010, or by telephone at (650) 414-3530. Information about us is also available at our website at www.roadzen.ai. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our ordinary shares. These purchasers will purchase our ordinary shares at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

Roadzen Inc.

$100,000,000

ORDINARY SHARES

PREFERENCE SHARES

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

UNITS

[●], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its ordinary shares, including any brokerage commissions or costs of sale. Following is an itemized statement of all expenses in connection with this registration statement. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fee		$12,358
Printing			*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous			*
Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Subject to the provisions of the BVI Companies Act, the Amended and Restated Memorandum and Articles of Association of Roadzen provides that Roadzen may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Roadzen; or

(b) is or was, at the request of Roadzen, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Pursuant to the BVI Companies Act, the indemnity applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of Roadzen and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that his conduct was unlawful. The Registrant shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Roadzen or that the person had reasonable cause to believe that his conduct was unlawful.

Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association.

Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by Roadzen in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by Roadzen in accordance with the Amended and Restated Memorandum and Articles of Association and upon such other terms and conditions, if any, as Roadzen deems appropriate.

II-1

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of Roadzen.

The Registrant may purchase and maintain insurance in relation to any person who is or was a director of Roadzen, or who at the request of Roadzen is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Roadzen has or would have had the power to indemnify the person against the liability under the Amended and Restated Memorandum and Articles of Association.

In addition, Roadzen may maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to Roadzen with respect to payments which may be made by Roadzen to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement ***
3.1(1)	Amended and Restated Memorandum and Articles of Roadzen Inc.
4.1(2)	Warrant Agreement, dated November 22, 2021.
4.2(1)	Form of Specimen Ordinary Shares Certificate of Roadzen Inc.
4.2(3)	Form of Convertible Debenture
4.3(1)	Form of Warrant Certificate of Roadzen, Inc.
4.4	Form of Preference Shares Certificate***
4.5	Form of Share Purchase Contract***
4.6	Form of Warrant Agreement and Form of Warrant Certificate***
4.7	Form of Subscription Rights Agreement and Form Subscription Rights Certificate***
4.8	Form of Unit Agreement***
4.9	Form of Unit***
4.10	Form of Indenture*
4.11	Form of Note***+
4.12	Form of Debt Securities***
5.1	Opinion of Maples & Calder *
5.2	Opinion of Greenberg Traurig, LLP*
23.1	Consent of ASA & Associates LLP *
23.2	Consent of Maples & Calder (included in Exhibit 5.1)*
23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)*
24.1	Power of Attorney (included in Part II of this Registration Statement)
25.1	Statement of eligibility of Trustee on form T-1***+
107	Filing Fee Table*

The following exhibits are filed with this Registration Statement.

*	Filed herewith.
**	To be filed by amendment.
***	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

(1)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on September 26, 2023.
(2)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on November 29, 2021.
(3)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on January 24, 2024.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on this 1st day of November, 2024.

Roadzen Inc.

/s/ Rohan Malhotra
Name:	Rohan Malhotra
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rohan Malhotra and Jean-Noël Gallardo and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rohan Malhotra	Chief Executive Officer and Director	November 1, 2024
Rohan Malhotra	(Principal Executive Officer)

/s/ Jean-Noël Gallardo	Chief Financial Officer	November 1, 2024
Jean-Noël Gallardo	(Principal Financial and Accounting Officer)

/s/ Steven Carlson	Chairman and Director	November 1, 2024
Steven Carlson

/s/ Saurav Adhikari	Director	November 1, 2024
Saurav Adhikari

/s/ Ajay Shah	Director	November 1, 2024
Ajay Shah

/s/ Supurna VedBrat	Director	November 1, 2024
Supurna VedBrat

/s/ Zoë Ashcroft	Director	November 1, 2024
Zoë Ashcroft

/s/ Diane B. Glossman	Director	November 1, 2024
Diane B. Glossman

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